Exhibit 4.1
OREXIGEN THERAPEUTICS, INC.
REGISTRATION RIGHTS WAIVER AND AMENDMENT
January 6, 2008
     Reference is made to the Second Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), dated as of November 20, 2006, by and among Orexigen Therapeutics, Inc. (the “Company”) and the investor parties thereto (the “Holders”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Investors’ Rights Agreement.
     Whereas, the Company is preparing a Registration Statement on Form S-1 for filing within one hundred and twenty (120) days hereof (the “Registration Statement”) with the U.S. Securities and Exchange Commission in connection with a proposed public offering of the Company’s Common Stock (the “Offering”);
     Whereas, the Holders are entitled to certain rights related to the registration of Registrable Securities of the Company, as set forth in the Investors’ Rights Agreement, including without limitation, the registration rights set forth in Section 1.3 (Company Registration) thereof (the “Registration Rights”);
     Whereas, the Company is providing this Registration Rights Waiver and Amendment to notify the Holders of its intention to file the Registration Statement and to request that the Holders waive their Registration Rights and related notice rights as provided herein with respect to the Registration Statement;
     Whereas, pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the Holders may, subject to certain restrictions, sell the Company’s securities without registering them under the Securities Act; and
     Whereas, pursuant to the terms of the Investors’ Rights Agreement, this Registration Rights Waiver and Amendment shall be effective upon its execution by the Company and the Holders of at least two-thirds of the Registrable Securities currently outstanding.
     Now, Therefore, in consideration of the foregoing and in order to enable the Company to file the Registration Statement and proceed with the Offering, the undersigned Holders hereby agree with the Company as follows:
1. Waiver of Registration Rights.
     The undersigned Holders hereby waive, for and on behalf of all Holders, the Registration Rights and all other related or similar rights under the Investors’ Rights Agreement with respect to the Registration Statement, including, without limitation, any amendments and supplements thereto and combined registration statements therewith, except with respect to the shares of Common Stock to be offered by certain stockholders solely pursuant the Underwriters’ over-allotment option in connection with the Offering as set forth on Exhibit A hereto (the “Over-allotment Shares”). It is understood that no assurance is made that the Underwriters will elect to exercise such over-allotment option or that the Over-allotment Shares will ultimately be sold.

2. Waiver of Notice.
     The undersigned Holders hereby waive, for and on behalf of all Holders, the right to any notice under the Investors’ Rights Agreement with respect to the Registration Statement, including, without limitation, any amendments and supplements thereto and combined registration statements therewith.
3. Amendment to Investors’ Rights Agreement
     Section 1.16 (Termination of Registration Rights) of the Investors’ Rights Agreement is hereby amended and restated to read in its entirety as follows:
     “1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 upon the earlier of the following to occur: (i) six (6) years following the consummation of the sale of securities pursuant to an IPO or (ii) the date when all of the Registrable Securities held by such Holder may be sold in a transaction or series of transactions within one trading day pursuant to Rule 144 (including Rule 144(k)) under the Act.”
     Section 4.7 (Amendment and Waivers) of the Investors’ Rights Agreement is hereby amended and restated to read in its entirety as follows:
     “4.7 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding at least two-thirds of the Registrable Securities then entitled to registration under Section 1 above. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.”
4. Miscellaneous.
     This Registration Rights Waiver and Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Registration Rights Waiver and Amendment. This Registration Rights Waiver and Amendment is being signed by each undersigned Holder with respect to all Registrable Securities held by the same, as a stockholder of the Company and for all other purposes with respect to this Registration Rights Waiver and Amendment. This Registration Rights Waiver and Amendment is irrevocable and shall be effective with respect to each of the undersigned Holders and all affiliates, successors, heirs, personal representatives, and assigns of the undersigned Holders.
[Signature Pages Follow]

     In Witness Whereof, each of the undersigned Holders has executed this Registration Rights Waiver and Amendment as of the date first written above.

HOLDERS: SCALE VENTURE PARTNERS II, LP By: Scale Venture Management II, LLC, its general partner
By:	/s/ Louis C. Bock
Louis C. Bock
Managing Director

     In Witness Whereof, each of the undersigned Holders has executed this Registration Rights Waiver and Amendment as of the date first written above.

HOLDERS:

Domain Partners V, L.P.

By:	One Palmer Square Associates V, L.L.C. its General Partner

	By:	/s/ Kathleen K. Schoemaker

Kathleen K. Schoemaker,
Managing Member

DP V Associates, L.P.

By:	One Palmer Square Associates V, L.L.C. Its General Partner

	By:	/s/ Kathleen K. Schoemaker

Kathleen K. Schoemaker,
Managing Member

     In Witness Whereof, each of the undersigned Holders has executed this Registration Rights Waiver and Amendment as of the date first written above.

HOLDERS:

Sofinnova Venture Partners VI, L.P. as nominee for Sofinnova Venture Partners VI, L.P. Sofinnova Venture Partners VI GmbH & Co. K.G. Sofinnova Venture Affiliâtes VI, L.P.

By:	Sofinnova Management VI, L.L.C.
its General Partner

	By:	/s/ Michael. F. Powell

Michael F. Powell
Managing Member

     In Witness Whereof, each of the undersigned Holders has executed this Registration Rights Waiver and Amendment as of the date first written above.

HOLDERS: KPCB Holdings, Inc., as nominee
By:	/s/ Joseph S. Lacob
Joseph S. Lacob
Senior Vice President

     In Witness Whereof, each of the undersigned Holders has executed this Registration Rights Waiver and Amendment as of the date first written above.

HOLDERS:

MONTREUX EQUITY PARTNERS II SBIC, LP

By:	Montreux Equity Management II SBIC, LLC, its General Partner

By:	/s/ Daniel K. Turner III

Name: Daniel K. Turner, III

Title:	Managing Member

MONTREUX EQUITY PARTNERS III SBIC, LP

By:	Montreux Equity Management III SBIC, LLC, its General Partner

By:	/s/ Daniel K. Turner

Name: Daniel K. Turner, III

Title:	Managing Member

Acknowledged and Agreed:
Orexigen Therapeutics, Inc.

By:	/s/ Heather D. Turner

Name: Heather D. Turner
Title: Vice President, General Counsel and Secretary

Exhibit A
Over-allotment Shares

Stockholder	Number of Shares*
Funds affiliated with Sofinnova Venture Partners VI, L.P.	425,000
Scale Venture Partners II, LP	425,000
Eckard Weber, M.D.	200,000

Total	1,050,000

*	Subject to increase not to exceed 20% pursuant to any Rule 462(b) Registration Statement deemed advisable by the underwriters for the Offering.